UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 1, 2006
JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L
(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
382-386 Route de Longway
L-1940 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)
(352) 226027
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Contract
Item 5.02. Appointment of Principal Officers
Item 9.01. Exhibits
SIGNATURES
Exhibit 99.3
Exhibit 99.3
Exhibit 99.4

The Company hereby amends and supplements its Current Report on Form 8-K, as originally filed with the Securities and Exchange Commission on May 4, 2006, as follows:
Item 1.01. Entry into a Material Definitive Contract.
     Effective on or about May 1, 2006, Enrique Marco commenced employment with Jafra Cosmetics International, Inc. (the “Company”, a wholly owned subsidiary of Jafra Worldwide Holdings (Lux) S.áR.L. (the “Issuer”)) as the Company’s Chief Financial Officer. Mr. Marco is employed pursuant to an employment agreement (the “Employment Agreement”), in the form attached as Exhibit 99.1. In addition, Mr. Marco is entitled to certain benefits described in letters dated as of January 12, 2006 and March 23, 2006, which referred to an earlier version of the Employment Agreement that did not become effective. The material terms of the agreements are described in item 5.02 below.
Item 5.02. Appointment of Principal Officers.
     Effective on or about May 1, 2006, Mr. Marco commenced employment as the Company’s Chief Financial Officer. Mr. Marco is employed on an at-will basis at a salary of $190,000 per year and is entitled to receive a customary vehicle allowance and relocation benefits. If the Company achieves at least 85% of certain financial performance targets set by the Company’s Board (the “Net Activity Targets”), Mr. Marco will receive a bonus of 36% of his base salary, which amount increases incrementally to up to 60% of his base salary if the Company achieves 100% of Net Activity Targets. Mr. Marco would receive additional discrete bonuses for each $10,000 of Net Activity above 100% of the Net Activity Targets, in each case as more fully described in the Letter attached as Exhibit 99.2. The Company has guaranteed Mr. Marco a bonus for year 2006 at the 100% Net Activity Target Level, pro-rated from the date he commenced employment. In the event that Mr. Marco’s employment is terminated without cause he is entitled to receive a severance payment equal to eighteen months salary, conditioned on his execution of a release of the Company.
     Under a Letter dated January 12, 2006 and attached as Exhibit 99.3, a portion of Mr. Marco’s base salary equal to thirty percent (30%) will be equalized (upwards or downwards) based on fluctuations in the U.S. dollar against the euro, so that, in effect, such portion of Mr. Marco’s base salary is fixed at the dollar-euro exchange rate at commencement of employment.
     In addition, under a letter dated as of March 23, 2006 and attached as Exhibit 99.4, Mr. Marco is entitled to receive a reimbursement of the gross amount of his voluntary state pension contributions in Spain (currently 1,300 euros per month) and will continue to be eligible for Vorwerk Group retirement benefits, equal to 8% of Mr. Marco’s annual salary, to be paid by the Company.
     Since 1998 until March, 2006, Mr. Marco was Chief Financial Officer of Vorwerk Espana M.S.L., S.C., an affiliate of the Company and a wholly owned subsidiary of the Company’s ultimate parent.
Item 9.01. Exhibits.
99.1 Employment Agreement between the Company and Enrique Marco, dated as of May 1, 2006 previously filed on Report 8-K with the Securities and Exchange Commission May 4, 2006.
99.2 Letter regarding Additional Compensation between the Company and Enrique Marco, dated as of January 12, 2006.
99.3 Letter regarding Additional Benefits between the Company and Enrique Marco, dated as of January 12, 2006.
99.4 Letter regarding Pension Benefits between the Company and Enrique Marco, dated as of March 23, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 18, 2006

JAFRA WORLDWIDE HOLDINGS
(LUX) S.ÀR.L.

By:	/s/ Ronald B. Clark

[name] Ronald B. Clark
[title] Chief Executive Officer